                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

================================================================================

                                                                                  THREE MONTHS ENDED
                                                                             ----------------------------
                                                                                MAY 3,          MAY 4,
                                                                                 1997            1996
                                                                             -----------     ------------
Weighted average number of common shares outstanding                          31,742,187       31,682,145

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                        126,504          116,212
                                                                             -----------     ------------

Number of shares for computation of primary earnings per share                31,868,691       31,798,357

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at period end market price                           8,971          152,766
                                                                              ----------     ------------

Number of shares for computation of fully diluted
   earnings per share                                                         31,877,662       31,951,123
                                                                             ===========     ============


Net (loss) income for primary and fully diluted earnings per share           $(4,862,000)    $    898,000
                                                                             ===========     ============


(Loss) earnings per share - primary and fully diluted                             $(0.15)           $0.03
                                                                             ===========     ============

                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

================================================================================

                                                                                    NINE MONTHS ENDED
                                                                             ----------------------------
                                                                                MAY 3,           MAY 4,
                                                                                 1997             1996
                                                                               39 WEEKS         40 WEEKS
                                                                             -----------      -----------
Weighted average number of common shares outstanding                          31,721,847       31,734,503

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                        337,008           38,988
                                                                             -----------      -----------

Number of shares for computation of primary earnings per share                32,058,855       31,773,491

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at period end market price                          75,988           50,922
                                                                             -----------      -----------

Number of shares for computation of fully diluted
   earnings per share                                                         32,134,843       31,824,413
                                                                             ===========      ===========


Net income for primary and fully diluted earnings per share                  $13,779,000      $19,571,000
                                                                             ===========      ===========


Earnings per share - primary                                                       $0.43            $0.62
                                                                             ===========      ===========


Earnings per share - fully diluted                                                 $0.43            $0.61
                                                                             ===========      ===========


                                                                         page 13